Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn., September 13, 2012 – Frontier Communications Corporation (NASDAQ:FTR) is scheduled to participate in the Goldman Sachs 21st Annual Communacopia Conference in New York, NY.  Daniel McCarthy, President and Chief Operating Officer, and Donald Shassian, Executive Vice President & Chief Financial Officer, are scheduled to present on Thursday, September 20, 2012 at 11:20am Eastern Time.

A live webcast of this presentation will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR), is an S&P 500 company and is included in the FORTUNE 500 list of America’s largest corporations. Frontier offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,300 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Gregory Lundberg	Brigid Smith
VP Investor Relations & Assistant Treasurer	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
greg.lundberg@ftr.com	brigid.smith@ftr.com

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